                                                                   Exhibit 10.15


                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT
                              --------------------

         This Second Amendment to Employment Agreement is made and entered into effective as of January 1, 2002, by and between WATSCO, INC., a Florida corporation (hereinafter called the "Company"), and ALBERT H. NAHMAD (hereinafter called the "Employee").


                                    RECITALS
                                    --------

         WHEREAS, the Company and the Employee entered into an Employment Agreement effective as of January 31, 1996 (the "Employment Agreement") pursuant to which the Employee renders certain services to the Company; and

         WHEREAS, the Compensation Committee of the Company's Board of Directors amended the Employment Agreement effective as of January 1, 2001; and

         WHEREAS, the Company and the Employee now desire to amend Exhibit A-1 to the Employment Agreement to specify the performance based compensation payable by the Company to the Employee for the calendar year 2002.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Second Amendment, and other good and valuable consideration, the parties to this Second Amendment agree as follows:

         1. All capitalized terms in this Second Amendment shall have the same meaning as in the Employment Agreement, unless otherwise specified.

         2. The Employment Agreement is hereby amended by replacing "Exhibit A-1 -- 2001 Performance Goals and Performance Based Compensation" with the attached "Exhibit A-1 -- 2002 Performance Goals and Performance Based Compensation" thereto.

         3. All other terms and conditions of the Employment Agreement shall remain the same.

         IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed effective as of the day and year first above written.

                                       COMPANY:

                                       WATSCO, INC.


                                       By: /x/ Barry S. Logan
                                           ------------------
                                           Barry S. Logan, Vice President

                                       EMPLOYEE:

                                       /x/ Albert H. Nahmad
                                       --------------------
                                       ALBERT H. NAHMAD

                                   EXHIBIT A-1

            2002 Performance Goals and Performance Based Compensation

IV.      Formula
         -------

                                                                Performance
                                                                   Based
A.       Earnings Per Share                              Compensation Formula
         ------------------                              --------------------
         For each $.01 increase.......................          $65,250

B.       Increase in Common Stock Price
         ------------------------------
         (i)   If the price of a share of Common Stock
         on 12/31/02 does not exceed $14.20...........          $     0
         (ii)  If the price of a share of Common Stock
         on 12/31/02 exceeds $14.20 but does not equal
         or exceed $17.00, for each $0.01 increase in
         per share price of a share of Common Stock
         above $14.20.................................          $ 1,200
         (iii) If the price of a share of Common Stock
         on 12/31/02 equals or exceeds $17.00, for each
         $0.01 increase in per share price of a share
         of Common Stock above $14.20.................          $ 1,600

V.       Method of Payment
         -----------------

         A.       Cash. The Performance Based Compensation determined for 2002
                  ----
                  under the formula set forth in Section I above shall be paid in cash if and to the extent such Compensation does not exceed $1,250,000.

         B.       Restricted Stock. If the Performance Based Compensation
                  ----------------
                  determined for 2002 under the formula set forth in Section I above exceeds $1,250,000 (such excess amount being referred to as the "Additional Amount"), the Executive shall be granted a number of shares of restricted Class B Common Stock of the Company (the "Shares") equal to the amount determined by dividing (i) two times the Additional Amount, by (ii) the closing price for the Class B Common Stock of the Company on the American Stock Exchange as of the close of trading on December 31, 2002. The value of any fractional shares shall be paid in cash. The restrictions on the Shares shall lapse on the first to occur of (i) October 15, 2015, (ii) termination of the Executive's employment with the Company by reason of Executive's disability or death, (iii) the Executive's termination of employment with the Company for Good Reason;
                  (iv) the Company's termination of Executive's employment without Cause, or (v) the occurrence of a Change in Control of the Company ("Good Reason", "Cause", and "Change in Control" to be defined in a manner consistent with the most recent grant of Restricted Stock by the Company to the Executive).

VI.      2000 Incentive Compensation Plan
         --------------------------------

                  The performance based award and method of payment specified above (the "Award") were made by the Compensation Committee in accordance with Section 8 of the Company's 2001 Incentive Compensation Plan (the "Incentive Plan") and are subject to the limitations contained in Section 5 of the Incentive Plan. The Award is intended to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code.

Dated:   Effective as of January 1, 2002       /x/ Paul Manley
                                               ---------------
                                               Paul Manley, Chairman
                                               Compensation Committee

                                               Acknowledged and Accepted:



                                               /x/ Albert H. Nahmad
                                               --------------------
                                               Albert H. Nahmad

                                       -4-